Exhibit 10.3

SARATOGA RESOURCES, INC.

A TEXAS CORPORATION

301 Congress Avenue, Suite 1550

Austin, Texas 78701

Telephone: (512) 478-5717

Facsimile: (512) 478-5733

June 21, 1999

Mr. Tom E. Robinson

Ivy Oil Company, LLC

2304 Hancock Drive, Suite 5

Austin, Texas 78756

Mr. Mike Mount

Trek Oil and Gas, Inc.

811 Dallas, Suite 819

Houston, Texas 77002

Re:

Letter Agreement

Stonewall Prospects

Adcock Farms No. 1 Well

Dawson County, Texas

Dear Mr. Robinson and Mr. Mount:

Saratoga Resources, by virtue of a Letter Agreement, (“DBX Letter Agreement”) dated March 22, 1999 executed by and between DBX Geophysical Corporation, a Texas Corporation, 10134 Panther Ridge, Dallas, Texas 75243 (DBX), and Saratoga Resources, Inc., a Texas Corporation, 301 Congress Avenue, Suite 1550, Austin, Texas 78701, (“Saratoga”) has obtained the right to review and utilize certain prospect documentation and related information with regard to the above-referenced prospects prepared and furnished by DBX.  The documentation relates to the geologic merit and developmental potential of the AMI as defined in the DBX Letter Agreement which is incorporated herein by reference.

Whereas Ivey Oil Company, L.L.C., a Texas Limited Liability Company, 23094 Hancock Drive, Suite 5, Austin, Texas 78756, (Ivy) has obtained certain leasehold interests within the AMI, which lease schedule is attached hereto as Exhibit “A” and which may be amended by mutual agreement between the undersigned parties from time to time.

Whereas Trek Oil and Gas, Inc., a Texas Corporation, 811 Dallas, Suite 819, Houston, Texas 77002, (Trek) possesses certain expertise in evaluating and processing the seismic information related to the AMI and has agreed to render its services, time and talents to facilitate the development of certain prospects within the AMI.

Now, Therefore, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Saratoga, Ivy and Trek agree to enter into this Letter Agreement, (“Saratoga Letter Agreement”) for the mutual development of certain prospects identified by the undersigned parties located with the boundaries of the AMI.  The undersigned parties agree to collaborate to evaluate and acquire the necessary leasehold and acreage to develop all mutually acceptable prospects within the AMI.  The parties agree to develop these prospects under the terms which are substantially similar to those contained in an AAPL 1989 Model Form Operating Agreement along with any mutually acceptable terms which are attached to the “Other Provisions” section of the Operating Agreement.  The undersigned parties agree to jointly develop the prospects identified within the AMI.  Any interest obtained in the AMI by any of the undersigned parties shall be deemed to have been obtained for the mutual and equal benefit of all the undersigned parties under the terms of this Letter Agreement.  The undersigned parties agree to jointly share in the developmental costs, expenses and benefits of the prospects within the AMI, each party bearing or being entitled to receive its one-third (1/3) proportionate share of all costs, expenses, revenues, and benefits arising out of the mutual development of such prospects.  Upon request of any party hereto, the undersigned parties agree to enter into a more formalized Exploration Agreement outlining the terms and provisions under which the mutual development of the AMI is to occur.

Executed, agreed to and effective this 21st day of June, 1999.

SARATOGA RESOURCES, INC.

/s/

By:

Thomas F. Cooke, Chief Executive Officer

IVY OIL COMPANY, L.L.C.

/s/

By:

Tom E. Robinson, President

TREK OIL AND GAS, INC.

/s/

By:

Mike Mount, Vice President